2023 Third Quarter October 17, 2023

2 Third Quarter Highlights Revenue – 3.3% organic revenue growth in Q3 2023, 4.0% YTD, in line with full-year expectations – Strong organic growth rates in Advertising & Media, Precision Marketing, and Healthcare disciplines Income – 15.7% operating income margin – 16.2% EBITA margin – 5.1% growth in Q3 diluted EPS, 7.9% growth YTD Non-GAAP adjusted diluted EPS Business update – New business momentum with recent announcements of Uber, HSBC, Beiersdorf, Novartis, Under Armour, Amazon, Telstra – Omni's adoption of generative AI capabilities through Omni Assist is already delivering enhanced value Capital allocation – Completed four acquisitions in Q3 in Advertising & Media and Public Relations disciplines – 46.7% Return on Equity and 22.6% Return on Invested Capital for the 12 months ended September 30, 2023 (i) See Non-GAAP reconciliations on pages 18 - 21. (i)

3 Third Quarter Year to Date 2023 2022 2023 2022 Revenue $ 3,578.1 $ 3,443.4 $ 10,631.3 $ 10,420.9 Operating Expenses (a) 3,017.3 2,897.4 9,173.3 8,980.3 Operating Income 560.8 546.0 1,458.0 1,440.6 Net Interest Expense 38.3 29.1 85.0 112.0 Income Tax Expense(b) 136.1 134.7 360.7 383.3 Income from Equity Method Investments 1.9 1.1 3.1 2.6 Net Income Attributed to Noncontrolling Interests 16.4 18.8 49.7 61.2 Net Income - Omnicom Group Inc.(a)(b) $ 371.9 $ 364.5 $ 965.7 $ 886.7 Diluted Shares 199.9 206.3 202.0 207.6 Net Income per Share - Diluted(a)(b) $ 1.86 $ 1.77 $ 4.78 $ 4.27 Dividends Declared Per Common Share $ 0.70 $ 0.70 $ 2.10 $ 2.10 Income Statement Summary In millions except per share amounts. See Notes on page 13.

4 Revenue Change Third Quarter Year to Date $ % ∆ $ % ∆ Prior Period Revenue $ 3,443.4 $ 10,420.9 Foreign exchange rate impact(1) 59.1 1.7% (75.3) (0.7) % Acquisition revenue, net of disposition revenue(2) (37.5) (1.1) % (127.5) (1.2) % Organic growth(3) 113.1 3.3% 413.2 4.0 % Current Period Revenue $ 3,578.1 3.9% $ 10,631.3 2.0 % In millions. See Definitions on page 13.

5 Revenue by Discipline Third Quarter Revenue % of Rev % Growth % Organic Growth(3) Advertising & Media $ 1,909.2 53.4% 8.2% 6.1 % Precision Marketing 383.7 10.7% 5.6% 4.3 % Commerce & Branding 211.6 5.9% (0.1) % (1.7) % Experiential 133.3 3.7% 10.5% 9.2 % Execution & Support 206.1 5.8% (21.3) % (3.6) % Public Relations 392.4 11.0% (0.2) % (5.5) % Healthcare 341.8 9.6% 4.3% 3.8 % Total $ 3,578.1 100.0% 3.9% 3.3 % Year to Date Revenue % of Rev % Growth % Organic Growth(3) Advertising & Media $ 5,597.2 52.6% 4.2% 5.4 % Precision Marketing 1,112.7 10.5% 4.3% 4.5 % Commerce & Branding 631.7 5.9% 0.2% 1.3 % Experiential 445.5 4.2% 8.1% 8.9 % Execution & Support 673.2 6.3% (17.0) % (1.2) % Public Relations 1,161.5 10.9% 1.1% — % Healthcare 1,009.5 9.6% 2.8% 3.8 % Total $ 10,631.3 100.0% 2.0% 4.0 % In millions. See Definitions on page 13.

6 Third Quarter Revenue % of Rev % Growth % Organic Growth(3) United States $ 1,868.8 52.2% 1.1% 2.7 % Other North America 114.4 3.2% (5.6) % (1.7) % United Kingdom 407.1 11.4% 10.5% 4.4 % Euro Markets & Other Europe 609.7 17.1% 12.9% 5.7 % Asia Pacific 427.1 11.9% — % 2.5 % Latin America 99.4 2.8% 28.6% 19.2 % Middle East & Africa 51.6 1.4% (16.8) % (10.8) % Total $ 3,578.1 100.0% 3.9% 3.3 % Revenue by Region Year to Date Revenue % of Rev % Growth % Organic Growth(3) United States $ 5,531.6 52.0% 2.1% 3.3 % Other North America 357.2 3.4% (1.4) % 4.4 % United Kingdom 1,163.7 10.9% 1.8% 4.3 % Euro Markets & Other Europe 1,850.6 17.4% 3.9% 4.5 % Asia Pacific 1,271.1 12.0% (1.1) % 4.3 % Latin America 258.0 2.4% 14.7% 12.7 % Middle East & Africa 199.1 1.9% (4.6) % 1.8 % Total $ 10,631.3 100.0% 2.0% 4.0 % In millions. See Definitions on page 13.

7 Nine Months Ended September 30 2023 2022 Pharmaceuticals and Healthcare 16% 16% Food and Beverage 15% 14% Auto 12% 10% Technology 8% 11% Consumer Products 8% 8% Financial Services 8% 7% Travel & Entertainment 7% 7% Retail 6% 6% Telecommunications 4% 5% Government 4% 3% Services 2% 2% Oil, Gas & Utilities 2% 2% Education 1% 1% Not-for-Profit 1% 1% Other 6% 7% Total 100% 100% Revenue by Industry Sector Note: Prior year period amounts conform to the current period presentation.

8 Operating Expense Detail Third Quarter Year to Date 2023 % of Rev 2022 % of Rev 2023 % of Rev 2022 % of Rev Revenue $ 3,578.1 $ 3,443.4 $ 10,631.3 $ 10,420.9 Operating expenses: Salary and related service costs 1,756.7 49.1% 1,749.1 50.8% 5,306.7 49.9% 5,344.5 51.3 % Third-party service costs(c) 678.8 19.0% 588.2 17.1% 2,033.9 19.1% 1,799.0 17.3 % Third-party incidental costs(d) 151.0 4.2% 138.8 4.0% 406.6 3.8% 390.4 3.7 % Total salary and service costs 2,586.5 2,476.1 7,747.2 7,533.9 Occupancy and other costs 288.6 8.1% 281.0 8.2% 877.9 8.3% 874.2 8.4 % Repositioning costs(a) — — % — — % 191.5 1.8% — — % Gain on disposition of subsidiary(a) — — % — — % (78.8) (0.7) % — — % Charges arising from the effects of the war in Ukraine(a) — — % — — % — — % 113.4 1.1 % Cost of services 2,875.1 2,757.1 8,737.8 8,521.5 Selling, general and administrative expenses 89.8 2.5% 86.4 2.5% 278.1 2.6% 294.0 2.8 % Depreciation and amortization 52.4 1.5% 53.9 1.6% 157.4 1.5% 164.8 1.6 % Total operating expenses 3,017.3 84.3% 2,897.4 84.1% 9,173.3 86.3% 8,980.3 86.2 % Operating Income $ 560.8 $ 546.0 $ 1,458.0 $ 1,440.6 In millions. See Notes on page 13.

Income Statement Summary - Non-GAAP Adjusted

	Third Quarter		Year to Date					
	Reported 2023	Reported 2022	Reported 2023	Non-GAAP Adjustments	Non-GAAP Adjusted 2023	Reported 2022	Non-GAAP Adjustments	Non-GAAP Adjusted 2022
Revenue	$3,578.1	$3,443.4	$10,631.3	$ —	$ 10,631.3	$10,420.9	$ —	$ 10,420.9
Operating Expenses:								
Real estate and other repositioning costs		—		191.5			—	
Charges arising from the effects of the war in Ukraine		—		—			113.4	
Gain on disposition of subsidiary		—		(78.8)			—	
Operating Expenses[(a)]	3,017.3	2,897.4	9,173.3	(112.7)	9,060.6	8,980.3	(113.4)	8,866.9
Operating Income	560.8	546.0	1,458.0	112.7	1,570.7	1,440.6	113.4	1,554.0
Operating Income Margin %	*15.7 %*	*15.9 %*	*13.7 %*		*14.8 %*	*13.8 %*		*14.9 %*
Net Interest Expense	38.3	29.1	85.0	—	85.0	112.0	—	112.0
Income Tax Expense[(b)]	136.1	134.7	360.7	23.1	383.8	383.3	(4.8)	378.5
Income Tax Rate	*26.0 %*	*26.1 %*	*26.3 %*		*25.8 %*	*28.8 %*		*26.2 %*
Income from Equity Method Investments	1.9	1.1	3.1	—	3.1	2.6	—	2.6
Net Income Attributed to Noncontrolling Interests	16.4	18.8	49.7	—	49.7	61.2	—	61.2
Net Income - Omnicom Group Inc.[(a)(b)]	$ 371.9	$ 364.5	$ 965.7	$ 89.6	$ 1,055.3	$ 886.7	$ 118.2	$ 1,004.9
Net Income per Share - Diluted[(a)(b)]	$ 1.86	$ 1.77	$ 4.78	$ 0.44	$ 5.22	$ 4.27	$ 0.57	$ 4.84
EBITA	$ 581.1	$ 566.1	$1,516.9	$ 112.7	$ 1,629.6	$1,500.9	$ 113.4	$ 1,614.3
EBITA Margin %	*16.2 %*	*16.4 %*	*14.3 %*		*15.3 %*	*14.4 %*		*15.5 %*

In millions except per share amounts. See Notes on page 13 and Non-GAAP reconciliations on pages 18 - 21.

Omnicom 9

10 Cash Flow Performance Nine Months Ended September 30, 2023 2022 Free Cash Flow(4) $ 1,348.1 $ 1,232.5 Primary Uses of Cash: Dividends paid to Common Shareholders 424.0 437.7 Dividends paid to Noncontrolling Interest Shareholders 47.0 62.9 Capital Expenditures 64.2 65.6 Acquisition payments, including payment of contingent purchase price obligations, and acquisition of additional noncontrolling interests 202.4 330.2 Stock Repurchases, net of Proceeds from Stock Plans 529.8 485.9 Primary Uses of Cash(4) 1,267.4 1,382.3 Net Free Cash Flow(4) $ 80.7 $ (149.8) In millions. See Definition on page 13 and Non-GAAP reconciliations on pages 18 - 21.

11 Credit & Liquidity $ Millions Twelve Months Ended September 30, 2023 2022 EBITDA(5) $ 2,312.7 $ 2,282.1 Total Debt / EBITDA 2.4 x 2.4 x Net Debt(6) / EBITDA 1.2 x 0.9 x Debt Bank Loans (Due Less Than 1 Year) $ 14.5 $ 10.2 USD-denominated Senior Notes 4,150.0 4,150.0 EUR-denominated Senior Notes 1,056.6 976.0 GBP-denominated Senior Notes 396.6 359.6 Other (31.1) (35.0) Total Debt $ 5,586.6 $ 5,460.8 Cash and Equivalents 2,769.6 3,198.5 Short Term Investments — 94.9 Net Debt(6) $ 2,817.0 $ 2,167.4 In millions. See Definitions on page 13 and Non-GAAP reconciliations on pages 18 - 21.

12 Historical Returns Return on Invested Capital (ROIC)(7) Return on Equity(8) Twelve months ended September 30, 2023 22.6 % Twelve months ended September 30, 2023 46.7 % Twelve months ended September 30, 2022 25.0 % Twelve months ended September 30, 2022 43.2 % In millions. See Definitions on page 13.

13 Notes (a) For the nine months ended September 30, 2023, operating expenses included real estate operating lease impairment charges, severance, and other exit costs related to repositioning actions we took in the first and second quarters of 2023 to reduce our real estate requirements, rebalance our workforce, and consolidate operations in certain markets. In addition, in the second quarter of 2023, we recorded a gain on disposition of certain of our research businesses in the Execution & Support discipline. The net aggregate impact to Operating Income for the nine months ended September 30, 2023 was a reduction of $112.7 million ($89.6 million after tax). The net aggregate effect of these items in the nine months ended September 30, 2023 to diluted net income per share - Omnicom Group Inc. was a decrease of $0.44. For the nine months ended September 30, 2022, operating expenses included $113.4 million of charges recorded in the first quarter of 2022 as well as an additional net income tax charge of $4.8 million related to the disposition of our businesses in Russia, which reduced net income - Omnicom Group Inc. by $118.2 million and diluted net income per share - Omnicom Group Inc. by $0.57. (b) Income tax includes impacts related to a gain on the disposition of a subsidiary, repositioning costs, and charges arising from the effects of the war in Ukraine, as discussed above. (c) Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. (d) Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs which we bill back to the client directly at our cost and which we are required to include in revenue. (e) Constant Dollar ("C$") expense is calculated by translating the current period’s local currency expense using the prior period average exchange rates to derive current period C$ expense. The foreign exchange rate impact is the difference between the current period expense in U.S. Dollars and the current period C$ expense. Financial Definitions (1) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (2) Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the presentation on page 4. (3) Organic growth: calculated by subtracting the foreign exchange rate impact, and the acquisition revenue, net of disposition revenue components from total revenue growth. (4) See page 18 for the reconciliation of Non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities and Net Free Cash Flow to the Net Decrease in Cash and Cash Equivalents for the periods presented on page 10. The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented on page 10 are Non-GAAP liquidity measures. See page 22 for the definition of Net Free Cash Flow. (5) EBITA and EBITDA are Non-GAAP performance measure. See page 22 for the definition of these measures and page 19 for the reconciliation of Non-GAAP financial measures. (6) Net Debt is a Non-GAAP liquidity measure. See page 22 for the definition of this measure, which is reconciled in the table on page 11. (7) Return on Invested Capital is After Tax Reported Operating Income (a Non-GAAP performance measure – see page 22 for the definition of this measure and page 18 for the reconciliation of Non-GAAP financial measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long-term liabilities, including those related to operating leases, short-term interest bearing debt, the short-term liability related to operating leases plus shareholders’ equity less cash, cash equivalents, short-term investments and operating lease right of use assets). (8) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period. (9) The Free Cash Flow amounts presented on page 16 are Non-GAAP liquidity measures. See page 22 for the definition of this measure and page 18 for the reconciliation of the Non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities for the periods presented on page 16.

14 Appendix

15 Acquisitions - Q3 2023 • PLUS Communications is a top public affairs firm and FP1 Strategies is a leading political consultancy. Based in Washington D.C., the companies expand our U.S. expertise in public affairs and crisis communications with particular strength in technology and healthcare • Outpromo and Global Shopper are two of Brazil’s leading connected commerce and retail media agencies. The acquisitions create the foundation for a dedicated, end-to-end e-commerce and retail media performance agency in the Brazilian market for Omnicom Media Group • Headquartered in London, Ptarmigan Media offers end-to-end media and marketing solutions to financial services brands. Ptarmigan specializes in Asset Management, Life and Pensions, Banking, Trading and Platforms, Wealth Management, Fintech, and Insurance sectors across APAC, EMEA, and North America • Grabarz & Partner is a world-class creative agency headquartered in Hamburg. The acquisition cements Omnicom's leadership position in Germany, the fourth- largest advertising market in the world OMC Discipline Public Relations Advertising & Media Advertising & Media Advertising & Media

16 Free Cash Flow Nine Months Ended September 30, 2023 2022 Net Income $ 1,015.4 $ 947.9 Depreciation and Amortization of Intangible Assets 157.4 164.8 Share-Based Compensation 63.6 61.3 Real estate and other repositioning costs 191.5 — Gain on disposition of subsidiary (78.8) — Non-cash charge related to the effects of the war in Ukraine — 65.8 Other Items to Reconcile to Net Cash Used in Operating Activities, net (1.0) (7.3) Free Cash Flow(9) $ 1,348.1 $ 1,232.5 In millions. See Definition on page 13 and Non-GAAP reconciliations on pages 18 - 21.

17 Operating Expense Detail - Constant $ Third Quarter Year to Date 2023 2023 C$(e) 2022 2023 2023 C$(e) 2022 Operating expenses: Salary and related service costs $ 1,756.7 $ 1,721.8 $ 1,749.1 $ 5,306.7 $ 5,338.8 $ 5,344.5 Third-party service costs(c) 678.8 667.9 588.2 2,033.9 2,045.0 1,799.0 Third-party incidental costs(d) 151.0 150.3 138.8 406.6 412.2 390.4 Salary and service costs 2,586.5 2,540.0 2,476.1 7,747.2 7,796.0 7,533.9 Occupancy and other costs 288.6 282.2 281.0 877.9 885.8 874.2 Real estate and other repositioning costs(a) — — — 191.5 191.5 — Charges arising from the effects of the war in Ukraine(a) — — — — — 113.4 Gain on disposition of subsidiary(a) — — — (78.8) (78.8) — Cost of services 2,875.1 2,822.2 2,757.1 8,737.8 8,794.5 8,521.5 Selling, general and administrative expenses 89.8 88.3 86.4 278.1 279.6 294.0 Depreciation and amortization 52.4 51.4 53.9 157.4 158.1 164.8 Total operating expenses $ 3,017.3 $ 2,961.9 $ 2,897.4 $ 9,173.3 $ 9,232.2 $ 8,980.3 In millions. See Notes on page 13.

18 Non-GAAP Reconciliations Nine Months Ended September 30, 2023 2022 Net Cash Used in Operating Activities $ (379.1) $ (250.6) Operating Activities items excluded from Free Cash Flow: Changes in Operating Capital (1,727.2) (1,483.1) Free Cash Flow $ 1,348.1 $ 1,232.5 Net Decrease in Cash and Cash Equivalents $ (1,512.2) $ (2,118.3) Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (1,727.2) (1,483.1) Proceeds from (purchase of) short-term investments 60.8 (100.0) Proceeds from disposition of subsidiary and other 192.6 35.6 Changes in Short-term Debt, net (4.6) 1.2 Other financing, net (46.5) (51.0) Effect of foreign exchange rate changes on cash and cash equivalents (68.0) (371.2) Net Free Cash Flow $ 80.7 $ (149.8) Twelve Months Ended September 30, 2023 2022 Reported Operating Income $ 2,100.7 $ 2,063.1 Effective Tax Rate for the applicable period 26.3% 27.1 % Income Taxes on Reported Operating Income 552.5 559.1 After Tax Reported Operating Income $ 1,548.2 $ 1,504.0 In millions

Non-GAAP Reconciliations

	Three Months Ended September 30		Nine Months Ended September 30		Twelve Months Ended September 30	
	2023	2022	2023	2022	2023	2022
Net Income - Omnicom Group Inc.	$ 371.9	$ 364.5	$ 965.7	$ 886.7	$ 1,395.5	$ 1,302.9
Net Income Attributed to Noncontrolling Interests	16.4	18.8	49.7	61.2	75.8	94.9
Income From Equity Method Investments	1.9	1.1	3.1	2.6	5.7	8.0
Income Tax Expense	136.1	134.7	360.7	383.3	524.2	516.9
Income Before Income Taxes and Income From Equity Method Investments	522.5	516.9	1,373.0	1,328.6	1,989.8	1,906.7
Net Interest Expense	38.3	29.1	85.0	112.0	110.9	156.4
Operating Income	560.8	546.0	1,458.0	1,440.6	2,100.7	2,063.1
Amortization of Intangible Assets	20.3	20.1	58.9	60.3	78.9	80.5
EBITA	581.1	566.1	1,516.9	1,500.9	2,179.6	2,143.6
Depreciation	32.1	33.8	98.5	104.5	133.1	138.5
EBITDA	$ 613.2	$ 599.9	$ 1,615.4	$ 1,605.4	$ 2,312.7	$ 2,282.1

	Three Months 2023	Three Months 2022	Nine Months 2023	Nine Months 2022
EBITA	$ 581.1	$ 566.1	$ 1,516.9	$ 1,500.9
Real estate and other repositioning costs	—	—	191.5	—
Charges arising from the effects of the war in Ukraine	—	—	—	113.4
Gain on disposition of subsidiary	—	—	(78.8)	—
EBITA - Adjusted	$ 581.1	$ 566.1	$ 1,629.6	$ 1,614.3
Revenue	$ 3,578.1	$ 3,443.4	$ 10,631.3	$ 10,420.9
EBITA	$ 581.1	$ 566.1	$ 1,516.9	$ 1,500.9
EBITA Margin %	16.2 %	16.4 %	14.3 %	14.4 %
EBITA - Adjusted	$ 581.1	$ 566.1	$ 1,629.6	$ 1,614.3
EBITA Margin % - Adjusted	16.2 %	16.4 %	15.3 %	15.5 %

In millions

The above table reconciles the GAAP financial measure of Net Income – Omnicom Group Inc. to the Non-GAAP financial measures of EBITDA and EBITA for the periods presented.

EBITDA and EBITA, which are defined on page 22, are Non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization, and excludes certain other one-time items. Our credit facility uses EBITDA to measure our compliance with covenants, such as our leverage ratios, as presented on page 11 of this presentation. Adjusted EBITA and EBITA Margin- Adjusted are Non-GAAP measures and management believes excluding the charges arising from the effects of the war in Ukraine, a gain on the disposition of a subsidiary and repositioning costs provides investors with a better picture of the performance of the business during the periods presented. See page 22 for definition of Non-GAAP financial measures.

Omnicom

19

20 Non-GAAP Reconciliations In millions The above table reconciles the GAAP financial measure of Operating Income to the non-GAAP financial measure of Operating Income Adjusted for the periods presented. Management believes excluding the charges arising from the effects of the war in Ukraine, a gain on the disposition of a subsidiary and repositioning costs provides investors with a better picture of the performance of the business during the periods presented. EBITA, which is defined on page 22, is a Non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Three Months Ended Nine Months Ended September 30 September 30 2023 2022 2023 2022 Net Income - Omnicom Group Inc.- Reported $ 371.9 $ 364.5 $ 965.7 $ 886.7 Net Income Attributed To Noncontrolling Interests 16.4 18.8 49.7 61.2 Income From Equity Method Investments 1.9 1.1 3.1 2.6 Income Tax Expense 136.1 134.7 360.7 383.3 Income Before Income Taxes and Income From Equity Method Investments 522.5 516.9 1,373.0 1,328.6 Net Interest Expense 38.3 29.1 85.0 112.0 Operating Income - Reported 560.8 546.0 1,458.0 1,440.6 Real estate and other repositioning costs — — 191.5 — Charges arising from the effects of the war in Ukraine — — — 113.4 Gain on disposition of subsidiary — — (78.8) — Non-GAAP Operating Income - Adjusted $ 560.8 $ 546.0 $ 1,570.7 $ 1,554.0

21 Third Quarter Year to Date 2023 2022 2023 2022 Net Income - Omnicom Group Inc. - Reported $ 371.9 $ 364.5 $ 965.7 $ 886.7 Impact on Net Income related to: Real estate and other repositioning costs — — 145.5 — Charges arising from the effects of the war in Ukraine — — — 118.2 Gain on disposition of subsidiary — — (55.9) — Net Income - Omnicom Group Inc. - Adjusted $ 371.9 $ 364.5 $ 1,055.3 $ 1,004.9 Diluted Shares 199.9 206.3 202.0 207.6 Net Income per Share - Omnicom Group Inc. - Adjusted $ 1.86 $ 1.77 $ 5.22 $ 4.84 Non-GAAP Reconciliations In millions except per share amounts The above table reconciles GAAP Net Income to Non-GAAP adjusted Net Income and Adjusted Diluted Net Income per Share - Omnicom Group Inc., adjusted for a gain on the disposition of a subsidiary and real estate and other repositioning costs in 2023 and the charges arising from the effects of the war in Ukraine in 2022. See page 22 for definition of Non-GAAP financial measures.

22 Disclosures The preceding materials have been prepared for use in the October 17, 2023 conference call on Omnicom’s results of operations for the three and nine months ended September 30, 2023. The call will be archived on the Internet at http:// investor.omnicomgroup.com Forward-Looking Statements Certain statements in this document constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by the war in Ukraine, the lingering effects of the COVID-19 pandemic, high and persistent inflation in countries that comprise our major markets, rising interest rates; supply chain issues affecting the distribution of our clients’ products; international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration or a disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment; effectively managing the risks, challenges and efficiencies presented by utilizing Artificial Intelligence (AI) technologies and partnerships in our business; and risks related to our environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements. Non-GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. EBITA is defined as operating income before interest, taxes, and amortization of intangible assets, and EBITA margin is defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization arising from acquisitions). We also use Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITA, Adjusted EBITA Margin, Adjusted Income Tax Expense, Adjusted Net Income – Omnicom Group Inc. and Adjusted Net Income per diluted share – Omnicom Group Inc. as additional operating performance measures. Free Cash Flow is defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash (used in) provided by operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non-controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds from our stock plans, and excludes changes in operating capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash. Net Free Cash Flow is defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow. EBITDA is defined as operating profit before interest, taxes, depreciation and amortization of intangible assets. Net Debt is defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management. We believe these measures are useful in evaluating the impact of certain items on operating performance and allow for comparability between reporting periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. Other Information All dollar amounts are in millions except for per share figures. The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.